As filed with the Securities and Exchange Commission on March 27, 2006
Registration No. 333-132716

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bottling Group, LLC
(Exact name of registrant as specified in its charter)

Delaware	13-4042452
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
One Pepsi Way
Somers, New York 10589
Telephone: (914) 767-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Steven M. Rapp, Esq.
Senior Vice President, General Counsel and Secretary
Bottling Group, LLC
One Pepsi Way
Somers, New York 10589
Telephone: (914) 767-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies To:
William V. Fogg, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1131
(212) 474-3700 (facsimile)
     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
      CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
Title of Each Class of Securities	Amount to Be	Maximum Offering	Aggregate Offering	Amount of
to Be Registered	Registered	Price Per Unit	Price(1)	Registration Fee(2)(3)

Debt Securities Total			$800,000,000	$85,600

(1)	Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

(2)	The registration fee is being calculated pursuant to General Instruction II.D. of Form S-3 and Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.

(3)	The registrant has registered an indeterminate amount of debt securities for offer and sale from time to time at indeterminate offering prices. In accordance with Rule 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee, except for $85,600 which is payable in connection with an offering of $800,000,000 aggregate initial offering price of senior notes. In accordance with Rule 457(p) under the Securities Act, $8,090 of such fee has already been paid with respect to $100,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-108225 and were not sold thereunder.

Item 14. Other Expenses of Issuance and Distribution
EXHIBIT INDEX
EX-1.1: FORM OF UNDERWRITING AGREEMENT
EX-23.1: CONSENT OF DELOITTE & TOUCHE LLP
EX-23.2: CONSENT OF KPMG LLP
EX-23.3: CONSENT OF DELOITTE & TOUCHE LLP
EX-23.4: CONSENT OF CRAVATH, SWAINE & MOORE LLP

EXPLANATORY NOTE
      This Post-Effective Amendment No. 1 to the Registration Statement has been filed by the Registrant solely for the purpose of updating the Calculation of Registration Fee table, providing updated registration fee information to reflect the amount of debt securities offered by the registrant on March 27, 2006, and filing a required exhibit.

Item 14.	Other Expenses of Issuance and Distribution
      The following table sets forth the estimated expenses, other than underwriting discounts and commissions (all of which will be paid by Bottling LLC), to be incurred in connection with the registration and sale of the securities:

SEC registration fee(1)	$85,600	(2)
Rating agency fees and listing fees(3)	371,000
Legal fees and expenses(3)	200,000
Accounting fees and expenses(3)	135,000
Trustee’s and Depositary’s fees and expenses(3)	12,500
Printing fees(3)	50,000
Miscellaneous(3)	20,000

Total	$874,100

(1)	This registration statement relates to the registration of debt securities having an indeterminate maximum aggregate principal amount. The registration fee was calculated and will be paid in accordance with Rule 457(r) of the SEC.

(2)	Payable in connection with an offering of $800,000,000 aggregate initial offering price of senior notes. In accordance with Rule 457(p) under the Securities Act, $8,090 of such fee has already been paid with respect to $100,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-108225 and were not sold thereunder.

(3)	Estimated amounts of fees and expenses to be incurred in connection with the registration of the debt securities pursuant to this registration statement.

Item 16.	Exhibits

1.1	Form of Underwriting Agreement(a)
4.1	Form of Indenture of Bottling LLC(b)
4.2	Form of Debt Security(b)
5.1	Opinion of Cravath, Swaine & Moore LLP as to the validity of the securities(b)
12.1	Computation of Ratio of Earnings to Fixed Charges(b)
23.1	Consent of Deloitte & Touche LLP for Bottling Group, LLC(a)
23.2	Consent of KPMG LLP for Bottling Group, LLC(a)
23.3	Consent of Deloitte & Touche LLP for The Pepsi Bottling Group, Inc.(a)
23.4	Consent of KPMG LLP for The Pepsi Bottling Group, Inc.(a)
23.5	Consent of Cravath, Swaine & Moore LLP contained in Exhibit 5.1 above
24.1	Power of Attorney of certain officers and directors (included in the signature page)(b)
25.1	Statement of Eligibility of JPMorgan Chase Bank, N.A., as the Senior Trustee on Form T-1(b)

(a)	Filed herewith.

(b)	Previously filed.

      Pursuant to the requirements of the Securities Act of 1933, as amended, Bottling Group, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somers, State of New York, as of the 27th day of March, 2006.

BOTTLING GROUP, LLC

By	/s/ David Yawman

David Yawman

Managing Director — Delegatee

      Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, this Post-Effective Amendment No. 1 to Registration Statement No. 333-132716, has been duly signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* John T. Cahill		Principal Executive Officer and Managing Director	March 27, 2006

* Alfred H. Drewes		Principal Financial Officer	March 27, 2006

* Andrea L. Forster		Principal Accounting Officer	March 27, 2006

* Steven M. Rapp		Managing Director	March 27, 2006

* Matthew M. McKenna		Managing Director	March 27, 2006

*	by power of attorney

By	/s/ David Yawman David Yawman Attorney-in-Fact
      David Yawman, by signing his name hereto on the 27th day of March, 2006, does hereby sign this document pursuant to powers of attorney duly executed by such persons filed with the Registration Statement No. 333-132716 on March 24, 2006.

EXHIBIT INDEX

1.1	Form of Underwriting Agreement(a)
4.1	Form of Indenture of Bottling LLC(b)
4.2	Form of Debt Security(b)
5.1	Opinion of Cravath, Swaine & Moore LLP as to the validity of the securities(b)
12.1	Computation of Ratio of Earnings to Fixed Charges(b)
23.1	Consent of Deloitte & Touche LLP for Bottling Group, LLC(a)
23.2	Consent of KPMG LLP for Bottling Group, LLC(a)
23.3	Consent of Deloitte & Touche LLP for The Pepsi Bottling Group, Inc.(a)
23.4	Consent of KPMG LLP for The Pepsi Bottling Group, Inc.(a)
23.5	Consent of Cravath, Swaine & Moore LLP contained in Exhibit 5.1 above
24.1	Power of Attorney of certain officers and directors (included in the signature page)(b)
25.1	Statement of Eligibility of JPMorgan Chase Bank, N.A., as the Senior Trustee on Form T-1(b)

(a)	Filed herewith.

(b)	Previously filed.